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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1990 Long-Term Equity Incentive Plan of Sun Microsystems, Inc., of our reports dated July 21, 1999, with respect to the consolidated financial statements of Sun Microsystems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the years ended June 30, 1999 and 1998, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

                                        /s/ ERNST & YOUNG LLP


Palo Alto, California
November 11, 1999